ROADRUNNER TRANSPORTATION SYSTEMS, INC.
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
THIS PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into as of February 18, 2015, between Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), and ________________ (the “Recipient”).
RECITALS
WHEREAS, the Committee has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide incentive to the Recipient to remain with the Company and its Related Entities by making this grant of performance-based restricted Stock Units (“PRUs”) representing hypothetical shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of this Agreement.
WHEREAS, the PRUs are granted pursuant to the Company’s 2010 Incentive Compensation Plan, as the same may be amended and/or restated from time to time (the “Plan”), which is incorporated herein for all purposes.
AGREEMENT
NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan.
2.Grant of PRUs. The Committee hereby grants, as of February 18, 2015, to the Recipient, a Stock Unit for a target number of __________ PRUs (the “Target Amount”). The number of PRUs actually awarded to the Recipient will be determined at the end of the performance period commencing on January 1, 2015 and ending on December 31, 2015 (the “Performance Period”). Each PRU will be equal in value to one Share of the Company’s Common Stock, subject in all respects to the terms of this Agreement and the Plan.
3.Performance Criteria. The Recipient can earn the PRUs based on the Company’s performance in achieving the financial performance levels established by the Committee for the Performance Period. The minimum, target and maximum financial performance levels associated with this Award of PRUs are set forth on Annex A, which reflects that the financial performance criteria associated with this Award of PRUs is the Company’s “EBITDA” (as hereinafter defined) during the Performance Period. The number of PRUs that may be earned by the Recipient pursuant to this Award of PRUs will range from 0% to 140% of the Target Amount as determined after the end of the Performance Period based upon the Company’s performance against the financial performance levels as reviewed and approved by the Committee. No PRUs will be earned if the Company’s performance is below the minimum financial performance level set forth on Annex A. For purposes of this Agreement, “EBITDA” means the Company’s consolidated net income during the Performance Period, computed in accordance with generally accepted accounting principles but excluding the results of any acquisitions made by the Company or any Related Entity during the Performance Period, if any, plus, without duplication and to the extent reflected as a charge or expense in the calculation of net income, the sum of (i) interest expense, (ii) income tax expense, (iii)

depreciation and amortization expense, (iv) stock-based compensation expense attributable to this Agreement and the Company’s other performance-based Stock Units and (v) acquisition transaction expenses.
4.Earned PRUs. Based on the Company’s performance in achieving the financial performance levels established by the Committee for the Performance Period, the Recipient shall earn the PRUs as follows: 0% of the Target Amount will be earned if the Company’s financial performance is below the minimum financial performance level; 40% of the Target Amount will be earned if the Company’s financial performance is at the minimum financial performance level; 100% of the Target Amount will be earned if the Company’s financial performance is at the target financial performance level; and 140% of the Target Amount will be earned if the Company’s financial performance is at or above maximum financial performance level, each as set forth on Annex A. For financial performance between the minimum financial performance level and the target financial performance level, a proportionate percentage between 40% and 100% will be applied to the Target Amount based on the Company’s relative performance between the minimum and target financial performance levels. For financial performance between the target financial performance level and the maximum financial performance level, a proportionate percentage between 100% and 140% will be applied to the Target Amount based on the Company’s relative performance between the target and maximum financial performance levels. As soon as practicable following the end of the Performance Period, the Committee will determine and certify whether the minimum financial performance level has been achieved, the level of attainment of such performance goal, and the number of PRUs earned by the Recipient pursuant to the terms hereof (such date of determination by the Committee, the “Performance Determination Date”). The number of PRUs earned by the Recipient pursuant to the terms hereof are referred to herein as the “Earned PRUs.”
5.Vesting of Earned PRUs.
(a)    Vesting Schedule. Except as otherwise provided in Section 5(b) hereof, the Earned PRUs shall vest and become “Vested PRUs” in the following amounts and at the following times (the “Vesting Date(s)”), provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Percentage of Earned PRUs	Vesting Date
25.0%	the Performance Determination Date
25.0%	March 1, 2017
25.0%	March 1, 2018
25.0%	March 1, 2019
There shall be no proportionate or partial vesting of Earned PRUs in the periods prior to each Vesting Date, and except as otherwise provided in Section 5(b) hereof, all vesting of Earned PRUs shall occur only on the appropriate Vesting Date.
(b)    Acceleration Events.
(i)    Change in Control.
(A)    In the event of a Change in Control occurring during the Continuous Service of the Recipient and prior to the Performance Determination Date, the Target Amount of PRUs shall immediately vest and become Vested PRUs as of the date of the Change in Control.

(B)    In the event of a Change in Control occurring during the Continuous Service of the Recipient and on or after the Performance Determination Date, all Earned PRUs that are not Vested PRUs subject to this Agreement shall immediately vest and become Vested PRUs as of the date of the Change in Control.
(ii)    Death or Disability. In the event that the Recipient’s Continuous Service is terminated either on account of the Recipient’s death or Disability after the Performance Determination Date, that percentage of the Earned PRUs subject to this Agreement that would have vested in the calendar year of the termination of the Recipient’s Continuous Service but for such termination, in accordance with Section 5(a) hereof, shall immediately vest and become Vested PRUs as of the date of the termination of the Recipient’s Continuous Service.
(iii)    Discretionary Acceleration. The Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company and its Related Entities, to accelerate the vesting of any Earned PRUs under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all Recipients under the Plan.
6.Terms and Conditions. This Award of PRUs is subject to the following terms and conditions:
(a)    Forfeiture of Unvested PRUs. If the Recipient’s Continuous Service is terminated for any reason, any and all PRUs awarded hereunder, including Earned PRUs, that are not Vested PRUs, and that do not become Vested PRUs pursuant to Section 5 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the holder thereof. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the forfeiture of PRUs pursuant to this Section 6(a).
(b)    Delivery of Vested PRUs. The Company shall deliver to the Recipient one Share for each Vested PRU within thirty (30) days following the date on which the portion of the Earned PRUs to which the distribution relates becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which the Earned PRUs to which the distribution relates become vested).
(c)    Transferability. The PRUs awarded hereunder are not transferable otherwise than by will or under the applicable laws of descent and distribution, and the terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Recipient. Any attempt to effect a Transfer of any PRUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
(d)    Hypothetical Nature of PRUs. The Recipient shall not have any rights, benefits, or entitlements with respect to the Shares corresponding to the PRUs unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered). On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the certificate of incorporation and other governing instruments of the Company, or as otherwise available at law.
(e)    Tax Withholding.

(i)    The Recipient shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of PRUs (including without limitation the vesting thereof) or other distributions made by the Company to the Recipient with respect to the PRUs as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the PRUs or other distributions made by the Company to the Recipient with respect to any PRUs.
(ii)    The Recipient may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation with respect to the granting or vesting of the PRUs by the Company’s withholding a portion of the Shares otherwise deliverable to the Recipient, such Shares being valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs, or by the Recipient’s delivery to the Company of a portion of the Shares previously delivered by the Company, such Shares being valued at their Fair Market Value as of the date of delivery of such Shares by the Recipient to the Company.
7.Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Committee. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Committee, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his or her heirs and legal representatives and on the successors and assigns of the Company.
8.Change in Capital Structure.
(a)    Subject to any required action by the stockholders of the Company, the number of PRUs covered by this award shall be proportionately adjusted and the terms of the restrictions on such PRUs shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to stockholders.
(b)    The Award of PRUs pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
9.Miscellaneous.
(a)    No Right to Continuous Service. The grant of the PRUs shall not be construed as giving the Recipient the right to Continuous Service with the Company and its Related Entities.

(b)    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(c)    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or this Award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).
(d)    No Trust or Fund Created. Neither this Agreement nor the grant made pursuant to this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other Person. To the extent that the Recipient or any other Person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Agreement or the relationship of the Recipient and the Company, shall be instituted only in the state or federal courts located in Milwaukee County in the State of Wisconsin, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
(f)    Interpretation. The Recipient accepts the PRUs subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and conditions hereof and thereof.
(g)    Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
(h)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.
10.Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
11.Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 4900 S. Pennsylvania Avenue, Cudahy, Wisconsin 53110, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 11.
12.Section 409A.
(a)    General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement are exempt from the requirements of Section 409A of the Code (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right is not exempt from Section 409A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with, or are exempt from, the requirements of Section 409A (with the most limited possible economic effect on the Recipient and on the Company).
(b)    No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Award of PRUs pursuant to this Agreement or the Shares associated with such PRUs are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(c)    No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(d)    Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:
Agreed and Accepted:
RECIPIENT:
__________________________________
______________